Exhibit 10.3

ELEVENTH AMENDMENT
TO THE SECOND RESTATEMENT OF THE
MERIT MEDICAL SYSTEMS, INC. 401(k) PROFIT SHARING PLAN

This Eleventh Amendment to the Second Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”) is hereby amended on the date noted below.

WHEREAS, the Employer previously adopted the Plan; and

WHEREAS, the Employer reserves the right to amend said Plan from time to time; and

WHEREAS, the Employer desires to amend the Plan to allow Cianna Medical, Inc. to adopt as a Participating Employer;
WHEREAS, the Employer desires to amend the Plan to waive service and entry dates for Cianna Medical, Inc. and to recognize prior service with Vascular Insights, LLC for all purposes, and recognize prior service with NinePoint Medical, Inc. for purposes of vesting;

NOW, THEREFORE, effective January 1, 2019, Cianna Medical, Inc. will become a Participating Employer in the Plan as evidenced by the Participation Agreement executed by the Employer and Participating Employer.
FURTHERMORE, effective January 1, 2019, the Plan is amended by replacing the Adoption Agreement section(s) as noted below with the following language:

14.    CONDITIONS OF ELIGIBILITY (Plan Section 3.1)
Waiver of conditions. The service and/or age requirements specified above will be waived in accordance with the following (leave blank if there are no waivers of conditions):

Requirements Waived		All Contributions		Elective Deferrals/SH	Matching	Nonelective Profit
o. [X]
If employed on August 1, 2016 the following requirements, and the entry date requirement will be waived. The waiver applies to any Eligible Employee unless c. selected below. Such Employees will enter the Plan as of such date (select a. and/or b. AND c. if applicable; also select 1. OR all that apply of 2. -4):
		1. [X]	OR	2. [ ]	3. [ ]	4. [ ]
a. [X] service requirement (may let part‑time Eligible Employees into the Plan)
b. [X] age requirement
c. [X] waiver is for: DFINE employees employed on August 1, 2016 (e.g., Employees of a specific division or Employees covered by a Code §410(b)(6)(C) acquisition)
p. [X]
If employed on January 1, 2019 the following requirements, and the entry date requirement, will be waived. The waiver applies to any Eligible Employee unless c. selected below. Such Employees will enter the Plan as of such date (select a. and/or b. AND c. if applicable; also select 1. OR all that apply of 2. ‑ 4.):
		1. [X]	OR	2. [ ]	3. [ ]	4. [ ]
a. [X] service requirement (may let part‑time Eligible Employees into the Plan)
b. [ ] age requirement

c. [X] waiver is for: Cianna Medical, Inc. employees who were acquired by Merit Medical Systems, Inc. due to a stock acquisition on November 13, 2018 (e.g., Employees of a specific division or Employees covered by a Code §410(b)(6)(C) acquisition)

Amendment or restatement to change eligibility requirements

q.
[ ]    This amendment or restatement (or a prior amendment and restatement) modified the eligibility requirements and the prior eligibility conditions continue to apply to the Eligible Employees specified below. If this option is NOT selected, then all Eligible Employees must satisfy the eligibility conditions set forth above.

1.	[ ] The eligibility conditions above only apply to Eligible Employees who were not Participants as of the effective date of the modification.

2.	[ ] The eligibility conditions above only apply to individuals who were hired on or after the effective date of the modification.

16.	RECOGNITION OF SERVICE WITH OTHER EMPLOYERS (Plan Sections 1.62 and 1.88) 16 p.716

a.
[ ]    No service with other employers is recognized except as otherwise required by law (e.g., the Plan already provides for the recognition of service with Employers who have adopted this Plan as well as service with Affiliated Employers and predecessor Employers who maintained this Plan; skip to Question 17).

b.
[X]    Prior service with the designated employers is recognized as follows (answer c. and select one or more of c.1. ‑ 3.; select d. ‑ g. as applicable) (if more than 3 employers, attach an addendum to the Adoption Agreement or complete option l. under Section B of Appendix A to the Adoption Agreement (Special Effective Dates and Other Permitted Elections)):

Other	Employer	Eligibility	Vesting	Contribution Allocation
c. [X]	Employer name: Argon Medical Devices	1. [X]	2. [X]	3. [X]
d. [X]	Employer name: Vascular Insights, LLC	1. [X]	2. [X]	3. [X]
e. [X]	Employer name: NinePoint Medical, Inc.	1. [ ]	2. [X]	3. [ ]
f. [ ]	Any entity the Employer acquires whether by asset or stock purchase, but only with respect to individuals who are employees of the acquired entity at the time of the acquisition	1. [ ]	2. [ ]	3. [ ]
g. [X]
The following provisions or limitations apply with respect to the recognition of prior service: For employees hired by the Employer on December 14, 2018 as part of the asset purchase from Vascular Insights, LLC. Service with Argon Medical Devices and its subsidiaries will only be credited to employees hired by the Employer on February 1, 2017 as part of the asset purchase from Argon Medical Devices (e.g., credit service with X only on/following 1/1/13 or credit all service with entities the Employer acquires after 12/31/12)

		1. [X]	2. [X]	3. [X]
NOTE:
If the other Employer(s) maintained this qualified Plan, then Years (and/or Periods) of Service with such Employer(s) must be recognized pursuant to Plan Sections 1.62 and 1.88 regardless of any selections above.

Except as amended hereinabove, the Plan shall remain unchanged, and as amended herein, shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer has executed this Amendment this 6th day of May, 2019.

Merit Medical Systems, Inc.

By:	/s/ Fred P. Lampropoulos
Title:	Chairman and Chief Executive Officer